UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2008

Senomyx, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-50791 (Commission File Number)	33-0843840 (I.R.S. Employer Identification No.)

4767 Nexus Centre Drive San Diego, California (Address of principal executive offices)		92121 (Zip Code)

Registrant’s telephone number, including area code: (858) 646-8300

Not Applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                     Other Events.

On August 12, 2008, based upon the recommendation of  our Compensation Committee, our Board of Directors approved an amendment to our non-employee director compensation policy, effective as of May 28, 2008, to add a $10,000 annual retainer for the individual serving as lead independent director and increase the size of annual stock option grants to non-employee directors from 12,000 shares to 15,000 shares (and from 18,000 shares to 21,000 shares in the case of the Chairman of the Board), effective as of our 2009 annual meeting of stockholders and thereafter.  A summary of our non-employee director compensation policy is attached hereto as Exhibit 10.1 and incorporated herein by reference.

In addition, on August 12, 2008, based upon the recommendation of our Compensation Committee and effective as of August 15, 2008 in accordance with our stock option grant policy, our Board of Directors approved stock option grants to each of our non-employee directors to purchase 3,000 shares of our common stock pursuant to our 2004 Equity Incentive Plan (except with respect to Dr. Roger Billingsley, who will receive a stock option grant to purchase 250 shares).  The stock options will vest on May 28, 2009, the one-year anniversary of our 2008 annual meeting of stockholders and will have an exercise price per share equal to the closing price of our common stock as reported on the Nasdaq Global Market for Thursday, August 14, 2008.

Item 9.01.                  Financial Statements and Exhibits.

(d) Exhibits

10.1         Summary of Non-Employee Director Compensation Policy.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENOMYX, INC.

	By:	/s/ DAVID B. BERGER
David B. Berger
Vice President, General Counsel and
Corporate Secretary

Date: August 15, 2008